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                                                                      EXHIBIT 12



                   Union Tank Car Company and Subsidiaries
              Computation of Ratio of Earnings to Fixed Charges
                            (Dollars in Thousands)

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

                                                    Quarter
                                                  31-Mar-96
                                                  ----------

Income Available for Fixed Charges:

Income from Continuing Operations                   $22,643

Provision for Federal Income Taxes
  and Foreign Taxes                                  12,505

Provision for State Income Taxes                        785

Fixed Charges                                        22,031
                                                    -------

Income Available for Fixed Charges                  $57,964
                                                    =======


Fixed Charges:

Interest Expense (including amortization
  of debt discount) as shown on the
  consolidated statement of income                  $18,600

Add Interest Portion of Rent Expense                  3,431

                                                    -------
Total Fixed Charges                                 $22,031
                                                    =======

Number of Times Fixed Charges
  Were Earned                                          2.63
                                                    =======


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